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                         UNITED STATED                      OMB APPROVAL
               SECURITIES AND EXCHANGE COMMISSION     -------------------------
                     Washington, D.C. 20549           OMB Number:     3235-0056
                                                      Expires: January 31, 2002
                            FORM 8-A                  Estimated average burden
                                                      hours per response:.....7

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               ARTISTdirect, Inc.
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             (Exact name of registrant as specified in its charter)


                DELAWARE                                95-4760230
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


17835 Ventura Blvd., Ste. 310, Encino, California            91316
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(Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class               Name of each exchange on which
            to be so registered               each class is to be registered

                    None
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:

          333-87547        (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
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                                (Title of Class)


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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of ARTISTdirect, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 88 of the Registrant's Registration Statement on Form S-1, Registration No. 333-87547 (the "Registration Statement"), filed with the Securities and Exchange Commission, as amended, is incorporated herein by this reference.
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ITEM 2.  EXHIBITS.

          The following documents are included as Exhibits to Registrant's Registration Statement and incorporated herein by this reference:

EXHIBIT DESCRIPTION                                     FORM S-1 EXHIBIT NUMBER
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(a)  Amended and Restated Certificate of Incorporation            3.1
     of the Registrant

(b)  Amended and Restated Bylaws of the Registrant                3.2

(c)  Specimen certificate representing shares of common           4.2
     stock of the Registrant

(d)  Third Amended and Restated Registration Rights              10.8
     Agreement, dated as of November 12, 1999, among the Registrant and the other parties who are signatories thereto, as amended



                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant)   ARTISTdirect, Inc.
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Date   March 22, 2000
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By     /s/ James B. Carroll
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           James B. Carroll, Executive Vice President,
           Chief Financial Officer, and Secretary